UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2013

AXIS CAPITAL HOLDINGS LIMITED
(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road
Pembroke, Bermuda HM 08
(Address of principal executive offices, including zip code)

(441) 405-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.07	Submissions of Matters to a Vote of Security Holders

AXIS Capital Holdings Limited (the "Company") held its Annual General Meeting of Shareholders on May 3, 2013 (the "Annual Meeting").

Proxies with regard to the matters voted upon at the Annual Meeting were solicited under Regulation 14A of the Securities Exchange Act of 1934, as amended. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the results of voting on each such matters.

(a)    The election of the Class III Directors named below to serve until the 2016 Annual General Meeting of Shareholders. There was no solicitation in opposition to any of the nominees listed in the proxy statement and all of the nominees were elected.

Director Name	For	Withheld	Broker Non-Votes
Geoffrey Bell	94,821,905	3,048,128	6,166,510
Albert A. Benchimol	94,831,836	3,038,197	6,166,510
Christopher V. Greetham	92,815,862	5,054,171	6,166,510
Maurice A. Keane	94,447,513	3,422,520	6,166,510
Henry B. Smith	89,454,764	8,415,269	6,166,510

(b)    The shareholders did not approve, in a non-binding vote, the compensation paid to our named executive officers as set forth below.

For	Against	Abstain	Broker Non-Votes
31,379,778	65,669,083	821,172	6,166,510

(c)    The approval of the appointment of Deloitte & Touche Ltd., Hamilton, Bermuda, to act as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 and to authorize the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm.

For	Against	Abstain	Broker Non-Votes
103,262,993	722,379	51,171	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2013

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel